SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported)  April 15, 1999
                                                         ---------------


                              Level 8 Systems, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)



            New York                       0-26392               11-2920559
            --------                       -------               ----------
  (State or Other Jurisdiction     (Commission File Number)   (I.R.S.Employer
        of Incorporation)                                   Identification No.)



                              8000 Regency Parkway
                                 Cary, NC  27511
                                 ---------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code  (919) 380-5000
                                                           --------------


                                       n/a
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  7.          FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION AND
EXHIBITS

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits set forth in Level 8 Systems, Inc.'s Form 8-K dated April 15, 1999 and filed
April  30,  1999,  is  hereby  amended  to  read  in  its  entirety as  follows:

          (a)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

     See Level 8 Systems, Inc.'s Form 8-K dated April 15, 1999 and filed April 30, 1999.


          (b)     PRO  FORMA  FINANCIAL  INFORMATION

     The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had Level 8 Systems, Inc. ("Level 8" or "Company") and Seer Technologies, Inc. ("Seer") been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Level 8 and Seer, including the notes thereto.

     The following pro forma combined financial statements give effect to the acquisition of the outstanding voting stock of Seer using the purchase method of accounting. This acquisition was completed in two steps. The first step ("Step One") was completed on December 31, 1998 with the purchase of 69% of Seer. The second step ("Step Two") was completed on April 30, 1999 and involved the acquisition of the remaining 31% of Seer. The pro forma combined financial statements are based on the consolidated financial statements and the notes thereto of Level 8 and Seer, which were previously filed.

     The pro forma combined balance sheet assumes that Step Two took place on March 31, 1999 and includes Level 8's unaudited March 31, 1999 consolidated balance sheet and pro forma adjustments to reflect the purchase of the remaining 31% of Seer.

     The pro forma combined statements of income assume the business combination took place as of the beginning of the periods presented. The income statement for the year ended December 31, 1998 combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1998 and Level 8's consolidated statement of income for the year ended December 31, 1998. The income statement with the period ending in March includes Level 8's unaudited consolidated statements of income for the three month period ended March 31, 1999 and pro forma adjustments to reflect the completion of Step Two. Seer's 1998 fiscal year ended on September 30. Seer's twelve month period was derived by combining the unaudited results for the quarters ended March 31, June 30, September 30, and December 31.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates fair value were determined by the Company's management based primarily on information furnished by management of Seer and the methodology used in the valuation of intangible assets acquired by the Company performed by an independent party in conjunction with the completion of Step One. The final allocation of the purchase price will be reviewed by the Company's independent auditors. Management does not expect the finalization of these matters to have a material effect on the purchase price allocation.





                                          LEVEL 8 SYSTEMS, INC.
                         UNAUDITED PRO FORMA COMBINED AND CONDENSED BALANCE SHEET
                                              (IN THOUSANDS)



                                                             March 31,
                                                               1999       Pro Forma
                                                              Level 8    Adjustments   Note 3     Total
                                                            -----------  ------------  -------  ---------

ASSETS
   Cash and cash equivalents                                $    2,221        (1,697)    ( c )  $    524
   Trade accounts receivable, net                               16,009                            16,009
   Due from related company                                        271                               271
   Note receivable for sale of subsidiary                        2,000                             2,000
   Prepaid expenses and other current assets                     2,428                             2,428
                                                            -----------                         ---------
               Total current assets                             22,929                            21,232

   Property and equipment, net                                   2,333                             2,333
   Excess of cost over net assets acquired, net                 30,520           953     ( a )    31,473
   Software development costs, net                               6,687                             6,687
   Other assets                                                  1,212                             1,212
                                                            -----------                         ---------
               TOTAL ASSETS                                 $   63,681                            62,937
                                                            ===========                         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Notes payable, due on demand                             $    5,600                          $  5,600
   Current maturities of loan from related party                   167                               167
   Current maturities of long-term debt                            758                               758
   Accounts payable                                              1,985                             1,985
   Accounts payable to related company                             170                               170
   Accrued expenses
      Compensation                                                 614                               614
      Commissions                                                  473                               473
      Restructuring                                                797                               797
      Merger - related                                           3,145                             3,145
      Other                                                      7,387                             7,387
   Deferred revenue and customer deposits                        9,747                             9,747
   Income taxes payable                                          1,883                             1,883
                                                            -----------                         ---------
               Total current liabilities                        32,726                            32,726

   Noncurrent Liabilities
   Deferred revenue                                              1,974                             1,974
   Long-term debt, net of current maturities                    11,569                            11,569
   Loan from related company, net of current                    12,484                            12,484


   Stockholders' equity (deficiency):
   Common Stock                                                     87                                87
   Additional paid-in-capital                                   34,070                            34,070
   Accumulated other comprehensive income                         (161)                             (161)
   Accumulated deficit                                         (29,068)         (744)    ( a )   (29,812)
               Total stockholders' equity (deficiency)           4,928                             4,184
                                                            -----------                         ---------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $   63,681                            62,937
                                                            ===========                         =========


          The accompanying notes are an integral part of the consolidated financial statements.



                                     LEVEL  8  SYSTEMS,  INC.
                   UNAUDITED  PRO-FORMA  CONDENSED  STATEMENTS  OF  OPERATIONS
                        FOR  THE  THREE  MONTHS  ENDED  MARCH  31,  1999
                           (IN  THOUSANDS,  EXCEPT  PER  SHARE  DATA)




                                                      March 31,    Pro Forma
                                                        1999      Adjustments  Note 3    Total
                                                     -----------  -----------  -------  --------
Revenue:
   Software                                          $    2,712                           2,712
   Maintenance                                            3,883                           3,883
   Services                                               6,610                           6,610
                                                     -----------                        --------
               Total operating revenue                   13,205                          13,205

Cost of revenue
   Software                                                 838                             838
   Maintenance                                            1,600                           1,600
   Services                                               6,018                           6,018
               Total cost of revenue                      8,456                           8,456

Gross profit                                              4,749                           4,749

Operating expenses:
   Sales and marketing                                    2,619                           2,619
   Research and development                               1,679                           1,679
   General and administrative                             1,753                           1,753
   Amortization of intangible assets                      1,697           208    ( a )    1,905
                                                     -----------  -----------           --------
               Total operating expenses                   7,748           208             7,956

      Operating loss                                     (2,999)          208            (3,207)

Other income (expense)
   Interest income                                           74                              74
   Interest expense                                        (701)                           (701)
                                                     -----------                        --------
               Other expense, net                          (627)                           (627)
                                                     -----------                        --------

Loss from continuing operations before provision
   for income taxes                                      (3,626)          208            (3,834)

Income tax expense                                          202                             202
                                                     -----------  -----------           --------

               NET LOSS FROM CONTINUING OPERATIONS       (3,828)          208            (4,036)
                                                     -----------  -----------           --------


Loss per share from continuing operations -                                             $  (.46)
   basic and diluted

Weighted average shares outstanding -
   basic and diluted                                                                      8,710
                                                                                        ========



       The accompanying notes are an integral part of the consolidated financial statements.



                                         LEVEL  8  SYSTEMS,  INC.
                        UNAUDITED  PRO-FORMA  CONDENSED  STATEMENTS  OF  OPERATIONS
                               FOR  THE  YEAR  ENDED  DECEMBER  31,  1998
                               (IN  THOUSANDS,  EXCEPT  PER  SHARE  DATA)



                                                      Dec. 31,    Dec. 31,
                                                        1998        1998       Pro Forma
                                                      Level 8       Seer      Adjustments   Note 3     Total
                                                     ----------  ----------  -------------  -------  ---------
Revenue:
   Software products                                 $   1,552   $   4,357                              5,909
   Services                                              9,133      52,153                             61,286
                                                     ----------  ----------                          ---------
               Total operating revenue                  10,685      56,510                             67,195

Cost of revenue
   Software products                                     2,060       2,043                              4,103
   Services                                              5,973      41,385                             47,358
                                                     ----------  ----------                          ---------
               Total cost of revenue                     8,033      43,428                             51,461

Gross profit                                             2,652      13,082                             15,734

Operating expenses:
   Research and product development                      2,111      10,610                             12,721
   Purchased research and development                    5,892          --         (4,692)    ( e )     1,200
   Selling, general and administrative                   9,777      23,278                             33,055
   Amortization of goodwill and other intangibles        1,933          --          8,223     ( a )    10,156
   Write-off of goodwill and other intangibles           4,601          --                              4,601
   Restructuring charges                                 1,540      13,200         (1,540)    ( d )    13,200
                                                     ----------  ----------  -------------           ---------
               Total operating expenses                 25,854      47,088          1,991              74,933

      Operating loss                                   (23,202)    (34,006)        (1,991)            (59,199)

Other income (expense)
   Interest income                                         283         411                                694
   Interest expense                                       (364)     (3,641)         1,462     ( b )    (2,543)
                                                     ----------  ----------  -------------           ---------
               Other expense, net                          (81)     (3,230)         1,462              (1,849)
                                                     ----------  ----------  -------------           ---------

Loss from continuing operations before provision
   for income taxes                                    (23,283)    (37,236)          (529)            (61,048)

Income tax expense                                         405      20,199                             20,604
                                                     ----------  ----------  -------------           ---------

               NET LOSS FROM CONTINUING OPERATIONS   $ (23,688)  $ (57,435)  $     (3,453)            (81,652)
                                                     ----------  ----------  -------------           ---------


Loss per share from continuing operations -
   basic and diluted                                                                                 $  (9.55)
                                                                                                     =========

Weighted average shares outstanding -
   basic and diluted                                                                                    8,552
                                                                                                     =========


              The accompanying notes are an integral part of the consolidated financial statements.


                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE  1.     BASIS  OF  PRESENTATION

     The pro forma combined balance sheet assumes that Step Two of the acquisition of Seer's voting stock took place on March 31, 1999 and includes Level 8's unaudited March 31, 1999 consolidated balance sheet and pro forma adjustments to reflect the purchase of the remaining 31% of Seer.

     The pro forma combined statements of income assumes that both steps of the business combination took place as of January 1, 1998. The income statement with the period ending in December combines Seer's unaudited consolidated statement of income for the twelve month period ended December 31, 1998 and Level 8's consolidated statement of income for the year ended December 31, 1998. The income statement for the period ending March includes Level 8's unaudited consolidated statements of income for the three month period ended March 31, 1999 and pro forma adjustments to reflect the completion of Step Two of the acquisition of Seer. Seer's 1997 and 1998 fiscal year's ended on September 30. Seer's twelve month period was derived by combining the unaudited results for the relevant quarters ended March 31, June 30, September 30, and December 31, 1998.

     On a combined basis there were no material transactions between Seer and Level 8 during the periods presented other than those related to Step One of the acquisition.

     The American Institute of Certified Public Accountants has issued Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition." SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997, and provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. Level 8 adopted SOP 97-2 on January 1, 1998 and Seer adopted SOP 97-2 on October 1, 1998 based on the beginning of their respective fiscal year and in accordance with the effective dates of the statements. There are no other material differences between the accounting policies of Seer and Level 8.

     As Level 8 acquired Seer's voting stock, the pro forma combined provision for income taxes does not represent the amounts that would have resulted had Seer and Level 8 filed a consolidated income tax return during the period presented.

     Certain historical amounts in the accompanying financial statements have been reclassified to create a uniform pro-forma presentation. Such reclassifications had no effect on net income/(loss) or stockholders' equity for the periods presented.


NOTE  2.     GENERAL

     The acquisition will be accounted for as a purchase business combination by Level 8. The accompanying unaudited pro forma combined condensed financial statements reflect an aggregate purchase price for Seer of $77.9 million, consisting of the following: stock issued to Seer stockholders, stock purchased from Seer shareholders and direct costs of the acquisition valued at $9.5 million, other indirect costs related to the acquisition of $5.5 million, Seer's net liabilities of $25 million, $5.4 million of in-process research and development, and $32.5 million of Other Intangible Assets and Goodwill.

     For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the intangible assets and net liabilities acquired as of March 31, 1999 for Step Two, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair value. Step One was recorded on December 31, 1998. These preliminary estimates of fair value were determined by Level 8's management based primarily on information furnished by management of Seer and the methodology used in the valuation of intangible assets acquired by the Company performed by an independent party in conjunction with the completion of Step One. The final allocation of the purchase price will be reviewed by the Company's independent auditors. Accordingly, the pro-forma information presented herein as of March 31, 1999 will differ from the final purchase price allocation calculated as of April 30, 1999.

     Level 8 also expects to incur costs of approximately $1.5 million primarily related to the reorganization of Level 8's operations in connection with the acquisition, primarily for the closure of certain facilities and severance costs for employees.

NOTE  3.     PRO  FORMA  ADJUSTMENTS

(a) Adjustments are to record the estimated valuation of tangible and intangible assets, excluding purchased in-process research and development, resulting from the preliminary allocation of the purchase price, as discussed in Note 2. Valuation of the intangible assets acquired performed by management of Level 8 consists of purchased in-process technology, proven research and development, the installed customer base, trademarks, and acquired workforce with the excess of the purchase price allocated to goodwill.

     Intangible assets and goodwill acquired in Step Two of the transaction in the amount of $.9 million are comprised of proven research and development of $3.4 million, installed customer base of $2.1 million, acquired workforce of $1.4 million, and goodwill of $(6.0) million, which have estimated useful lives ranging from 3 to 5 years.

     Intangible assets and goodwill acquired considering both steps of the transaction were $32.5 million are comprised of proven research and development of $6.6 million, installed customer base of $6.9 million, acquired workforce of $5.7 million, trademarks of $.6 million, and goodwill of $12.7 million, which have estimated useful lives ranging from 3 to 5 years.

     The estimated initial annual amortization charge to income related to intangible assets acquired and goodwill resulting from both steps of the purchase described above approximates $8.2 million. This charge is reflected in the pro forma combined statements of income.

     Management estimates that approximately $2.4 million of the total purchase price represents purchased in-process research and development that has not reached technological feasibility and has no alternative future use. 31% of this amount, $.7 million has been reflected as a reduction to stockholder's equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

    The value assigned to purchased in-process research and development was determined by identifying projects in areas for which technological feasibility had not been established. The value was determined by estimating the percentage completed and the discounted expected net cash flows from these projects. The resulting net cash flows from such projects are based on Seer management's estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from such projects.


(b) Adjustment is to record the amount of interest expense saved by Seer if Step One of the acquisition had been completed on January 1, 1998. This savings was determined by assuming that the $12 million loan to Seer from Level 8 and the $16.9 million investment made by the Welsh, Carson, Anderson and Stowe VI L.P. and certain affiliated parties ("WCAS") in conjunction with Level 8's purchase of Seer's capital stock from WCAS, which were received on December 31, 1998, were utilized to pay down its outstanding balances with commercial creditors. For additional discussion of these transactions, see Level 8's Form 8-K filed on January 15, 1999.

(c) Adjustment is to record the cost of purchasing 4,849,739 shares of Seer common stock at $.35 share.

(d) Adjustment is to eliminate the restructuring charge recorded by Level 8 as a result of the completion of Step One of the acquisition. These costs are primarily for the closure of certain facilities and severance costs for employees and are eliminated due to their non-recurring nature.

(e) Adjustment is to eliminate the cost of purchased research and development incurred in Step One of the transaction due to its non-recurring nature.


NOTE  4.     PRO  FORMA  EARNINGS  PER  COMMON  SHARE

     The unaudited pro forma combined basic earnings per share data is computed by providing pro forma combined income per share by the weighted average number of common shares outstanding and the issuance of one million shares of common stock to WCAS assumed to be issued on January 1, 1997. Diluted earnings (loss) per share is not presented as its inclusion would be anti-dilutive. Potentially dilutive securities outstanding during the periods presented include stock options and stock warrants.

c)     EXHIBITS

2.1 Agreement dated November 23, 1998, among Level 8 Systems, Inc. ("Level 8") and WCAS relating to the acquisition of capital stock of Seer Technologies Inc. ("Seer") by Level 8 are incorporated by reference to Exhibit 2.1 to Seer Form 10-K for the fiscal year ended September 30, 1998.

4.1 Form of Warrant(s) representing the 250,000 Level 8 warrants issued to the WCAS parties is incorporated by reference to Exhibit 8.2(A) to Seer Form 10-K for the fiscal year ended September 30, 1998.

10.1 Level 8 Guaranty Agreement dated December 31, 1998 is incorporated herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

10.2 Level 8 Promissory Note dated December 31, 1998, in favor of Liraz Systems Ltd. in the principal amount of $12,000,000 is incorporated Herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

10.3 Seer Promissory Note dated December 31, 1998, in favor of Level 8 in the principal amount of $12,000,000 is incorporated herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

10.4 Liraz Agreement is incorporated herein by reference to exhibit 10.1 to Level 8 Form 8-K dated January 15, 1999.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEVEL  8  SYSTEMS,  INC.
                                       ---------------------------------

Dated:  June  29,  1999                By:  /s/  Steven  Dmiszewicki
                                            ------------------------
                                           Steven  Dmiszewicki
                                           President